UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
(Amendment No. 4)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Pennichuck Corporation

(Exact name of registrant as specified in its charter)

New Hampshire	02-0177370

(State of incorporation or organization)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates:
                                         (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Series A Junior Participating Preferred Stock

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Amendment to the Rights Agreement
Effective March 24, 2010, Pennichuck Corporation (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) entered into the Seventh Amendment to the Rights Agreement (as amended, the “Rights Agreement”) by and between the Company and which Rights Agreement was originally adopted on April 20, 2000. The Seventh Amendment to the Rights Agreement extends the expiration of the Rights under the Rights Agreement from April 19, 2010 to November 1, 2010.
This summary description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 4.10 hereto.
The description of the securities to be registered required by this item is contained in the Company’s Form 8-A (File No. 000-18552) filed with the Securities and Exchange Commission on April 21, 2000, as amended, and is incorporated herein by reference.
Item 2. Exhibits.

Exhibit
Number	Description of Exhibit
4.1	Rights Agreement dated as of April 20, 2000 between Pennichuck Corporation and Fleet National Bank, as Rights Agent (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G, filed on April 21, 2000 and incorporated herein by reference)

4.2	Amendment to Rights Agreement dated October 10, 2001, by and between Pennichuck Corporation and Fleet National Bank (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference)

4.3	Second Amendment to Rights Agreement dated January 14, 2002, by and between Pennichuck Corporation and EquiServe Trust Company, N.A. (filed as Exhibit 4.2 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference)

4.4	Agreement of Substitution and Amendment of Common Shares Rights Agreement dated January 15, 2002, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.3 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference)

4.5	Amendment to Rights Agreement dated April 29, 2002, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on April 29, 2002 and incorporated herein by reference)

4.6	Dividend Reinvestment and Common Stock Purchase Plan, as amended (included in the prospectus in the Company’s Registration Statement on Form S-3/A on April 8, 2009 and incorporated by reference)

4.7	Amendment to Rights Agreement, effective as of August 15, 2006, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G/A, filed on September 25, 2006 and incorporated herein by reference)

4.8	Sixth Amendment to Rights Agreement, effective as of March 2, 2009, by and between Pennichuck Corporation and American Stock Transfer & Trust Company, LLC (filed as Exhibit 4.8 to the Company’s Registration Statement on Form 8-A12G/A, filed on March 5, 2009 and incorporated herein by reference)

4.9	Letter agreement, effective as of March 18, 2009, by and between Pennichuck Corporation and GAMCO Investors, Inc. and its affiliated entities (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 19, 2009 and incorporated herein by reference)

4.10	Seventh Amendment to Rights Agreement, effective as of March 24, 2010, by and between Pennichuck Corporation and American Stock Transfer & Trust Company, LLC

SIGNATURE
Pursuant to the requirements of section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

PENNICHUCK CORPORATION (Registrant)
Date: March 26, 2010	By:	/s/ Thomas C. Leonard
Thomas C. Leonard
Senior Vice President and Chief Financial Officer